UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2013

Commission file number 001-32511
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IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790‑0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2013, IHS Inc. (IHS) announced that, on January 8, 2013, Richard Walker was named Executive Vice President-Global Finance of IHS and Todd Hyatt was named Senior Vice President, Chief Financial & IT Officer of IHS. The text of IHS' press release announcing the management change described above is furnished with this report as Exhibit 99.1.
Mr. Walker, age 49, joined IHS in December 2006 and had previously served as Executive Vice President and Chief Financial Officer since August 2011. Prior to that time, Mr. Walker served as Senior Vice President and Chief Strategy Officer since March 2011, with prior leadership responsibility in strategy, marketing, corporate development, and alliances.

Todd Hyatt, age 52, joined IHS in 2005 and had previously served as Senior Vice President and Chief Information Officer since October 2011. He served as Senior Vice President-Vanguard since 2010, leading IHS' business transformation efforts, including its SAP implementation. Mr. Hyatt also served as Senior Vice President-Financial Planning & Analysis from 2007-2010. Upon joining IHS, he served as Chief Financial Officer for the IHS Engineering segment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated January 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: January 8, 2013	By:	/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and Corporate Secretary